UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2015

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31A Leningradsky Prospekt Moscow, Russia	125284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6347

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On September 24, 2015, CTC Media, Inc., a Delaware corporation (the “Company”), entered into a Framework Agreement (the “Agreement”) with UTV-Management LLC, a company organized and existing under the law of the Russian Federation (the “Purchaser”), and an affiliate of UTH Russia Limited (“UTH”), a private commercial television broadcaster in Russia, for the acquisition by the Purchaser of 75% of the outstanding participation interests in the Company’s wholly owned subsidiary, CTC Investments LLC (“CTC Investments”, with such participation interests, the “Interests”), a Russian intermediate holding company that directly or indirectly owns all of the Company’s business in Russia and Kazakhstan. The transaction is being undertaken to ensure compliance with the foreign ownership restrictions imposed by Russia’s new Mass Media Law, while maximizing the potential return to the Company’s stockholders.  The Company had previously announced its receipt of a formal, non-binding offer from UTH on July 6, 2015.

The Agreement was approved by all members of the Board of Directors of the Company (except for those members originally designated by Telcrest Investments Ltd. (“Telcrest”) who recused themselves pursuant to the Company’s Economic Sanctions Compliance Policy), taking into consideration the recommendation of the Special Committee of independent directors that was established to undertake a review of the Company’s strategic alternatives.

Pursuant to the Agreement, the Company has agreed to sell, and the Purchaser has agreed to purchase, the Interests for $200,540,000 in cash (the “Purchase Price”). The Purchase Price will be net of any shortfall in cash flow from operating and investing activities during the second half of 2015 compared with the Company’s forecast for this period, and is subject to adjustment in connection with certain defined indemnification obligations. In addition, prior to the closing, the Company will receive all existing cash in the operating businesses, in excess of $15 million, which is to be retained for working capital after the closing of the transaction.

In addition, in order to ensure that the ownership structure of the operating business fully meets the 80% ownership requirement of the Mass Media Law by the stated deadlines, the Company has agreed to approve the issuance by CTC Investments to the Purchaser of an option to purchase an additional 5% of the total participation interests of CTC Investments following the closing of the transaction.  If the Purchaser exercises such option, the Purchaser shall hold 80% of CTC Investments following the closing. Such additional participation interests would be issued to the Purchaser by CTC Investments in consideration of a promissory note.

The transaction is subject to customary closing conditions, including regulatory approvals and the approval of the Company’s stockholders by a simple majority of the outstanding shares of the Company’s common stock at a special meeting. The shares of the Company’s common stock held by Telcrest, the holder of approximately 25% of the shares of the Company’s common stock, are currently blocked pursuant to U.S. economic sanctions and as such Telcrest would not be permitted to vote at the special meeting.

Following the closing of the transaction, which is expected in late December 2015, the Company intends to return value in cash to the Company’s stockholders (other than Telcrest, for so long as its shares of common stock remain subject to sanctions). The Company is finalizing its plans in this regard, and expects to seek approval of a further transaction to effect such return of value in a proxy statement to be provided to stockholders in connection with a special meeting. Depending on the amount of consideration actually received in the transaction, which will reflect the operating performance of the business in the remainder of 2015 and certain other factors, the Company currently anticipates that the amount that will be available to stockholders (other than Telcrest, for so long as its shares of common stock remain subject to sanctions) would represent a low double-digit premium to the closing price of the Company’s common stock on the NASDAQ Stock Market on September 24, 2015, which was $1.89. The Company currently anticipates that a transaction to effect the return of value to the Company’s stockholders will be completed in the first quarter of 2016.

The foregoing description of the Agreement and the transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements which are attached hereto as Exhibit 10.1 to this Form 8-K pursuant to Item 9.01, which is incorporated herein by reference.

The Agreement has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01.    Other Events

Press Release

On September 25, 2015, the Company issued a press release announcing that on September 25, 2015 it entered into a Framework Agreement with UTV-Management LLC for the acquisition of 75% of the outstanding participation interests in CTC Investments.

A copy of the press release is attached as Exhibit 99.1.

Additional Information and Where to Find It

The Company intends to file a Proxy Statement with the Securities and Exchange Commission (the “SEC”), and the Company. A definitive proxy statement will be sent to holders of the Company’s common stock (other than Telcrest, for so long as its shares of common stock remain subject to sanctions) seeking their approval of the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT AS WELL ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. Investors will be able to obtain these materials (when they become available) and other documents filed with the SEC free of charge at the SEC’s website (http://www.sec.gov). In addition, these materials (when they become available) will also be available free of charge by accessing the Company’s website (http://www.ctcmedia.ru/). Investors may also read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Item 9.01.                                        Financial Statements and Exhibits

(d)          Exhibits

10.1	Framework Agreement, by and between CTC Media, Inc. and UTV-Management LLC, dated September 24, 2015

99.1	Press release dated September 25, 2015 regarding the execution of the Framework Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: September 25, 2015	By:	/s/ YULIANA SLASHCHEVA
		Name:	Yuliana Slashcheva
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Framework Agreement, by and between CTC Media, Inc. and UTV-Management LLC, dated September 24, 2015
99.1	Press release dated September 25, 2015 regarding the execution of the Framework Agreement.